Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)    Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)    Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 10, 2017

Michael S. Dell

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Attorney-in-Fact

Dell Technologies Inc.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Senior Vice President and Assistant Secretary

Dell Marketing GP L.L.C.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Senior Vice President and Assistant Secretary

Dell Marketing L.P.

By:	Dell Marketing GP L.L.C.
Its:	General Partner

	By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Senior Vice President and Assistant Secretary